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                                                                EXHIBIT 4(d)(ii)








                        ________ SUPPLEMENTAL INDENTURE

                                    between

                           GENERAL MOTORS CORPORATION

                                      and

                            WILMINGTON TRUST COMPANY

                          Dated as of __________, 1997


                              WITH RESPECT TO THE


                    SERIES __ JUNIOR SUBORDINATED DEBENTURES



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                               TABLE OF CONTENTS




ARTICLE 1    DEFINITIONS ...................................................  2

        SECTION 1.1  Definition of Terms ...................................  2

ARTICLE 2    GENERAL TERMS AND CONDITIONS OF THE DEBENTURES ................  3
        SECTION 2.1  Designation and Principal Amount ......................  3
        SECTION 2.2  Maturity ..............................................  3
        SECTION 2.3  Form and Payment ......................................  4
        SECTION 2.4  Series __ Global Debenture ............................  4
        SECTION 2.5  Interest ..............................................  5

ARTICLE 3    REDEMPTION OF THE DEBENTURES ..................................  6
        SECTION 3.1  Tax Event Redemption ..................................  6
        SECTION 3.2  Series __ Optional Redemption by Corporation...........  6
        SECTION 3.3  No Sinking Fund .......................................  6

ARTICLE 4    EXTENSION OF INTEREST PAYMENT PERIOD ..........................  7
        SECTION 4.1  Extension of Interest Payment Period...................  7
        SECTION 4.2  Notice of Extension ...................................  7
        SECTION 4.3  Limitation of Transactions ............................  8

ARTICLE 5    EXPENSES ......................................................  8

        SECTION 5.1  Payment of Expenses ...................................  8
        SECTION 5.2  Payment Upon Resignation or Removal....................  9

ARTICLE 6    COVENANT TO LIST ON EXCHANGE ..................................  9
        SECTION 6.1  Listing on an Exchange ................................  9

ARTICLE 7    FORM OF DEBENTURE .............................................  9
        SECTION 7.1  Form of Series __ Debenture ...........................  9

ARTICLE 8    ORIGINAL ISSUE OF DEBENTURES ..................................  9
        SECTION 8.1  Original Issue of Series __ Debentures.................  9

ARTICLE 9    MISCELLANEOUS ................................................. 10
        SECTION 9.1  Ratification of Indenture ............................. 10
        SECTION 9.2  Debt Trustee Not Responsible for Recitals ............. 10
        SECTION 9.3  Governing Law ......................................... 10
        SECTION 9.4  Separability .......................................... 10
        SECTION 9.5  Counterparts .......................................... 10



Exhibit A    Form of Debenture



                                       i


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                          _____ SUPPLEMENTAL INDENTURE
                              WITH RESPECT TO THE
                    SERIES __ JUNIOR SUBORDINATED DEBENTURES


     _____ SUPPLEMENTAL INDENTURE, dated as of __________, 1997 (the "_____ Supplemental Indenture"), between General Motors Corporation, a Delaware corporation (the "Corporation"), and Wilmington Trust Company, as trustee (the "Debt Trustee") under the Indenture dated as of ___________, 1997 between the Corporation and the Debt Trustee (the "Indenture").

     WHEREAS, the Corporation executed and delivered the Indenture to provide for the future issuance of the Corporation's unsecured junior subordinated debt securities to be issued from time to time in one or more series as may be determined by the Corporation under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of a new series of such securities to be known as its ____% Junior Subordinated Deferrable Interest Debentures, Series __, due 2012 (the "Series __ Debentures"), the form and substance of such Series __ Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this _____ Supplemental Indenture;

     WHEREAS, the Corporation and General Motors Capital Trust __, a Delaware statutory business trust (the Series __ Trust ), have made an offer to exchange (the "Series __ Offer") the Series __ Trust s ____% Trust Originated Preferred Securities, Series __ (the "Series __ Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of the Series
__ Trust, for any and all of the Corporation's depositary shares (the "Series __
___% Depositary Shares"), each representing one-fourth of a share of Series __
____% Preference Stock, $0.10 par value per share, of the Corporation not owned by the Corporation;

     WHEREAS, concurrently with the issuance of the Series __ Preferred Securities in exchange for Series __ ___% Depositary Shares validly tendered in the Series __ Offer, (a) the Series __ Trust will issue and sell to the Corporation ____% Trust Originated Common Securities, Series __ (the "Series __ Common Securities"), in an aggregate stated liquidation amount equal to at least 3% of the total capital of the Series __ Trust and (b) the Corporation will deposit in the Series __ Trust as trust assets the Series __ Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Series __ Preferred Securities and the Series __ Common Securities so issued; and

     WHEREAS, the Corporation has requested that the Debt Trustee execute and deliver this _____ Supplemental Indenture and all requirements necessary to make this _____ Supplemental Indenture a valid instrument in accordance with its terms, and to make the Series __ Debentures, when executed by the Corporation and authenticated and delivered by the Debt Trustee, the valid obligations of the Corporation, have been performed, and the execution and delivery of this _____ Supplemental Indenture has been duly authorized in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Series __ Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series __ Debentures and the terms, provisions and conditions thereof, the Corporation covenants and agrees with the Debt Trustee as follows:

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                                   ARTICLE 1

                                  DEFINITIONS


SECTION 1.1   Definition of Terms.

     Unless the context otherwise requires:


     (a) a term defined in the Indenture has the same meaning when used in this _____ Supplemental Indenture;

     (b) a term defined anywhere in this _____ Supplemental Indenture has the same meaning throughout;

     (c)      the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this _____ Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f)      the following terms have the meanings given to them in the Series
__ Declaration: (i) Dealer Manager Agreement; (ii) Delaware Trustee; (iii) Distributions; (iv) Institutional Trustee; (v) Series __ Preferred Securities Guarantee; (vi) Preferred Security Certificate and (vii) Regular Trustee.

     (g)      the following terms have the meanings given to them in this
Section 1.1(g):

     "Additional Interest" shall have the meaning set forth in Section 2.5(c).

     "Compound Interest" shall have the meaning set forth in Section 4.1.

     "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

     "Creditor" shall have the meaning set forth in Section 5.1

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Dissolution Event" means the dissolution of the Series __ Trust and distribution of the Series __ Debentures held by the Institutional Trustee pro rata to the holders of the Series __ Trust Securities in accordance with the Series __ Declaration, such event to occur at the option of the Corporation at any time.

     "Holder" means any person in whose name at the time a Series __ Debenture is registered on the Security Register.

     "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

     "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a).

     "Series __ Redemption Price" shall mean either the Series __ Tax Event Prepayment Price or the Series __ Optional Prepayment Price, as the context requires.

     "Series __ Declaration" means the Amended and Restated Declaration of Trust of General Motors Capital Trust __, a Delaware statutory business trust, dated as of _________, 1997, as amended from time to time.


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     "Series __ Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

     "Series __ Global Debenture" shall have the meaning set forth in Section 2.4(a).

     "Series __ Optional Prepayment Price" shall have the meaning set forth in
Section 3.2.

     "Series __ Stated Maturity" means the date on which the Series __ Debentures mature and on which the principal shall be due and payable, together with all accrued and unpaid interest thereon including Compound Interest and Additional Interest, if any, which date shall be ________, 2012, unless shortened to a date not earlier than___________, ____, as more fully described in Section 2.2.

     "Series __ Tax Event Prepayment Price" shall have the meaning set forth in
Section 3.1.

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the original issuance of the Series __ Debentures, there is more than an insubstantial risk that (i) the Series __ Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series __ Debentures, (ii) interest payable by the Corporation on the Series __ Debentures is not, or within 90 days of the date thereof will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Series __ Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                   ARTICLE 2

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1  Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "____% Junior Subordinated Deferrable Interest Debentures, Series __, due 2012", limited in aggregate principal amount to the aggregate stated liquidation amount of the Series __ Preferred Securities and Series __ Common Securities to be issued by the Series __ Trust, which amount shall be as set forth in any written order of the Corporation for the authentication and delivery of Series __ Debentures pursuant to Section 2.4 of the Indenture.

SECTION 2.2  Maturity.

     (a) The Series __ Debentures shall mature on ___________, 2012. The Corporation has the right at any time to shorten the maturity of the Series __ Debentures to a date not earlier than [EARLIEST REDEMPTION DATE OF APPLICABLE SERIES OF PREFERENCE STOCK].

     (b) In the event that the Corporation elects to shorten the maturity date of the Series __ Debentures, it shall give notice to the Debt Trustee, and the Debt Trustee shall give notice of such shortening or extension to the holders of the Series __ Debentures no more than 90 and no less than 30 days prior to the effectiveness thereof.


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SECTION 2.3 Form and Payment.

     Except as provided in Section 2.4, the Series __ Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Series __ Debentures issued in certificated form will be payable, the transfer of such Series __ Debentures will be registrable and such Series __ Debentures will be exchangeable for Series __ Debentures bearing identical terms and provisions at the office or agency of the Debt Trustee in Wilmington, Delaware or New York, New York, as applicable; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of any Series __ Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Series __ Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 2.4 Series __ Global Debenture.

     (a)    In connection with a Dissolution Event,

            (i) the Series __ Debentures in certificated form may be presented to the Debt Trustee by the Institutional Trustee in exchange for a global Series __ Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Series __ Debentures (a "Global Series
     __ Debenture"), to be registered in the name of the Depository Institution, or its nominee, and delivered by the Debt Trustee to the Depository Institution for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Corporation upon any such presentation shall execute a Global Series __ Debenture in such aggregate principal amount and deliver the same to the Debt Trustee for authentication and delivery in accordance with the Indenture and this _____ Supplemental Indenture. Payments on the Series __ Debentures issued as a Global Series __ Debenture will be made to the Depository Institution; and

            (ii) if any Series __ Preferred Securities are held in non book-entry certificated form, the Series __ Debentures in certificated form may be presented to the Debt Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Series __ Preferred Securities other than Series __ Preferred Securities held by the Depository Institution or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Series __ Debentures presented to the Debt Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Series __ Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Corporation and delivered to the Debt Trustee for authentication and delivery in accordance with the Indenture and this _____ Supplemental Indenture. On issue of such Series __ Debentures, Series __ Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Debt Trustee will be deemed to have been canceled.

     (b) A Global Series __ Debenture may be transferred, in whole but not in part, only to another nominee of the Depository Institution, or to a successor Depository Institution selected or approved by the Corporation or to a nominee of such successor Depository Institution.

     (c) If (i) at any time the Depository Institution notifies the Corporation that it is unwilling or unable to continue as Depository Institution or if at any time the

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Depository Institution for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository Institution for such series is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, (ii) the Corporation at any time determines that the Series __ Debentures shall no longer be represented by a Global Series __ Debenture or
(iii) there shall have occurred an Event of Default with respect to the Series
__ Debentures, then the Corporation will execute, and, subject to Article 2 of the Indenture, the Debt Trustee, upon written notice from the Corporation, will authenticate and deliver the Series __ Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Series __ Debenture in exchange for such Global Series __ Debenture. In such event the Corporation will execute, and subject to Section 2.7 of the Indenture, the Debt Trustee, upon receipt of an Officers Certificate evidencing such determination by the Corporation, will authenticate and deliver the Series __ Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global
Series __ Debenture in exchange for such Global Series __ Debenture. Upon the exchange of the Global Series __ Debenture for such Series __ Debentures in definitive registered form without coupons, in authorized denominations, the Global Series __ Debenture shall be canceled by the Debt Trustee. Such Series
__ Debentures in definitive registered form issued in exchange for the Global Series __ Debenture shall be registered in such names and in such authorized denominations as the Depository Institution, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Debt Trustee. The Debt Trustee shall deliver such Securities to the Depository Institution for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5 Interest.

     (a) Each Series __ Debenture will bear interest at the rate of ____% per annum (the "Coupon Rate") from ________ __, 1997, the first date following the expiration date of the Series __ Offer (the Accrual Date ), until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date"), commencing on August 1, 1997, to the Person in whose name such Series __ Debenture or any predecessor Series __ Debenture is registered, at the close of business on the 15th day of January, April, July and October prior to the applicable Interest Payment Date, except as otherwise provided herein. Payments of interest may be deferred by the Corporation pursuant to the provisions of Article 4 hereof. The Series __ Debentures will also accrue interest at the rate of ____% per annum of the principal amount thereof from April 1, 1997 through and including __________ __, 1997, the expiration date of the Series __ Offer, payable on August 1, 1997 to the Person in whose name such Series __ Debentures is registered on the 15th day of July, 1997 ("Pre-Issuance Interest"). No deferral of interest will be permitted with respect to Pre-Issuance Interest.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Series __ Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (c) If, at any time while the Institutional Trustee is the holder of any of the Series __ Debentures, the Series __ Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Corporation will pay as additional interest ("Additional Interest") on the Series __ Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Series __ Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will not be less than the amounts the Series __ Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                                      5


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                                   ARTICLE 3

                          REDEMPTION OF THE DEBENTURES

SECTION 3.1 Tax Event Redemption.

     If, prior to [EARLIEST REDEMPTION DATE OF APPLICABLE SERIES OF PREFERENCE STOCK], a Tax Event has occurred and is continuing, the Corporation shall have the right, upon not less than 30 days and no more than 60 days notice to the Holders, at its option, to redeem the Series __ Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at a prepayment price (the "Series __ Tax Event Prepayment Price") equal to (i) ___% of the principal amount of the Series __ Debentures if prepaid during the period commencing on the Accrual Date through and including ______________ and
(ii) the percentage of the principal amount of the Series __ Debentures specified below, if prepaid during the 12-month period beginning August 1 of the years indicated below, plus, in each case, any accrued and unpaid interest thereon to the date of prepayment:

     Year                                                       Percentage
     ____  .......................................................  ___%
     ____  .......................................................  ___
     ____  and thereafter ........................................  100

     The Series __ Tax Event Prepayment Price shall be paid prior to 12:00 noon, Eastern time, on the date of such redemption or such earlier time as the Corporation determines; provided that the Corporation shall deposit with the Debt Trustee an amount sufficient to pay the Series __ Tax Event Prepayment Price by 10:00 a.m., Eastern time, on the date such Series __ Tax Event Prepayment Price is to be paid.

SECTION 3.2 Series __ Optional Redemption by Corporation.

     Subject to the provisions of Article 14 of the Indenture, except as otherwise may be specified in this _____ Supplemental Indenture, the Corporation shall have the right, upon not less than 30 days and no more than 60 days notice to the Holders, to redeem the Series __ Debentures, in whole or in part, from time to time, on or after [EARLIEST REDEMPTION DATE OF APPLICABLE SERIES OF PREFERENCE STOCK], for cash at a prepayment price (the "Series __ Optional Prepayment Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to the redemption date. Notwithstanding anything to the contrary contained herein, the Corporation may not redeem fewer than all of the Series __ Debentures unless all accrued and unpaid interest on all of the Series __ Debentures has been paid for all quarterly periods terminating on or prior to the redemption date. If the Series __ Debentures are only partially redeemed pursuant to this Section 3.2, the Series __ Debentures will be redeemed pro rata or by lot or by any other method utilized by the Debt Trustee; provided, that if at the time of redemption the Series __ Debentures are registered as a Global Series __ Debenture, the Depository Institution shall determine, in accordance with its procedures, the principal amount of such Series __ Debentures held by each Holder to be redeemed.

     The Series __ Optional Prepayment Price shall be paid prior to 12:00 noon, Eastern time, on the date of such redemption or at such earlier time as the Corporation determines; provided that the Corporation shall deposit with the Debt Trustee an amount sufficient to pay the Series __ Optional Prepayment Price by 10:00 a.m., Eastern time, on the date such Series __ Optional Prepayment Price is to be paid.


SECTION 3.3 No Sinking Fund.

     The Series __ Debentures are not entitled to the benefit of any sinking fund.

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                                   ARTICLE 4

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1 Extension of Interest Payment Period.

     With the exception of Pre-Issuance Interest, so long as the Corporation shall not be in default in the payment of interest on the Series __ Debentures, the Corporation shall have the right, at any time and from time to time during the term of the Series __ Debentures, to defer payments of interest by extending the interest payment period of such Series __ Debentures for a period not exceeding 20 consecutive quarters (the "Series __ Extended Interest Payment Period"), during which Series __ Extended Interest Payment Period no interest shall be due and payable; provided that no Series __ Extended Interest Payment Period may extend beyond the Series __ Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Series __ Extended Interest Payment Period ("Compound Interest"). At the end of the Series __ Extended Interest Payment Period, the Corporation shall pay all interest accrued and unpaid on the Series __ Debentures, including any Additional Interest and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Series __ Debentures are registered in the Security Register on the first record date after the end of the Series __ Extended Interest Payment Period. Before the termination of any Series __ Extended Interest Payment Period, the Corporation may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Series __ Stated Maturity. Upon the termination of any Series __ Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Corporation may commence a new Series __ Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during a Series __ Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during a Series __ Extended Interest Payment Period.

SECTION 4.2 Notice of Extension.

     (a) If the Institutional Trustee is the only registered Holder at the time the Corporation selects a Series __ Extended Interest Payment Period, the Corporation shall give written notice to the Regular Trustees, the Institutional Trustee and the Debt Trustee of its selection of such Series __ Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Series __ Trust Securities issued by the Series __ Trust are payable, or (ii) the date the Series __ Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series __ Preferred Securities issued by the Series __ Trust, but in any event at least one Business Day before such record date.

     (b) If the Institutional Trustee is not the only Holder at the time the Corporation selects a Series __ Extended Interest Payment Period, the Corporation shall give the Holders of the Series __ Debentures and the Debt Trustee written notice of its selection of such Series __ Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Corporation is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Series __ Debentures.

     (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Series __ Extended Interest Payment Period permitted under
Section 4.1.

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


SECTION 4.3 Limitation of Transactions.

     If (i) the Corporation shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, with respect to the Series __ Debentures, or (iii) there shall have occurred any Event of Default, as defined in the Series __ Preferred Securities Guarantee, then the Corporation shall not
(a) declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of its common stock (including, without limitation, all classes of common stock now or hereafter issued) in connection with the satisfaction by the Corporation of its obligations under any employee benefit plans or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Series __ Debentures), (2) the issuance of capital stock in connection with a recapitalization or reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, in each case by merger or otherwise, or (3) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to the Series __ Debentures and (c) make any guarantee payments with respect to the foregoing (other than pursuant to the Series __ Preferred Securities Guarantee).

                                   ARTICLE 5

                                    EXPENSES

SECTION 5.1 Payment of Expenses.

     In connection with the offering, sale and issuance of the Series __ Debentures to the Institutional Trustee and in connection with the sale of the Series __ Trust Securities by the Series __ Trust, the Corporation, in its capacity as borrower with respect to the Series __ Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Series __ Debentures, including fees to the dealer managers payable pursuant to the Dealer Manager Agreement and compensation of the Debt Trustee under the Indenture in accordance with the provisions of Section 6.6 of the Indenture;

     (b) be responsible for and shall pay all debts and obligations (other than payments of principal, interest and premium, if any, with respect to the Series __ Trust Securities) and costs and expenses of the Series __ Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Series __ Trust, the offer, sale and issuance of the Series __ Trust Securities (including fees to the dealer managers in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees (including any amounts payable under Article 10 of the Series __ Declaration), the costs and expenses relating to the operation of the Series __ Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Series __ Trust assets and the enforcement by the Institutional Trustee of the rights of the holders of the Series __ Preferred Securities);

     (c) be primarily liable for any indemnification obligations arising with respect to the Series __ Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Series __ Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Series __ Trust.

     The Corporation's obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Corporation's obligations under this Section 5.1 directly against the Corporation and the Corporation irrevocably waives any right of remedy to require that any such Creditor take any action against the Series __ Trust or any other Person before proceeding against the Corporation. The Corporation agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 5.1.

SECTION 5.2 Payment Upon Resignation or Removal.

     Upon termination of this _____ Supplemental Indenture or the Indenture or the removal or resignation of the Debt Trustee, unless otherwise stated, the Corporation shall pay to the Debt Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Series __ Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Series __ Declaration, the Corporation shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE 6

                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1 Listing on an Exchange.

     If the Series __ Debentures are distributed to the holders of the Series
__ Preferred Securities issued by the Series __ Trust, and the Series __ Preferred Securities are then so listed, the Corporation will use its best efforts to list the Series __ Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Series __ Preferred Securities are then listed.

                                   ARTICLE 7

                               FORM OF DEBENTURE

SECTION 7.1 Form of Series __ Debenture.

     The Series __ Debentures and the Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

                                   ARTICLE 8

                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1 Original Issue of Series __ Debentures.

     Series __ Debentures in the aggregate principal amount of the aggregate stated liquidation amount of the Series __ Preferred Securities and Series __ Common Securities to be issued by the Series __ Trust, may, upon execution of this _____ Supplemental Indenture or any written order of the Corporation setting forth the amount therefor, be executed by the Corporation and delivered to the Debt Trustee for authentication, and the Debt Trustee shall thereupon authenticate and deliver said Series __ Debentures to or upon the written order of the Corporation, signed by its Chairman, its President, or any Vice President and its Treasurer, its Secretary, any Assistant Treasurer, or any Assistant Secretary, without any further action by the Corporation.

                                   ARTICLE 9

                                 MISCELLANEOUS

SECTION 9.1 Ratification of Indenture.

     The Indenture, as supplemented by this _____ Supplemental Indenture, is in all respects ratified and confirmed, and this _____ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2 Debt Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Corporation and not by the Debt Trustee, and the Debt Trustee assumes no responsibility for the correctness thereof. The Debt Trustee makes no representation as to the validity or sufficiency of this _____ Supplemental Indenture.

SECTION 9.3 Governing Law.

     This _____ Supplemental Indenture and each Series __ Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.4 Separability.

     In case any one or more of the provisions contained in this _____ Supplemental Indenture or in the Series __ Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this _____ Supplemental Indenture or of the Series __ Debentures, but this _____ Supplemental Indenture and the Series __ Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5 Counterparts.

     This _____ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                           *    *    *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have caused this ________ Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 GENERAL MOTORS CORPORATION


                                 By:  _______________________________________
                                 Name:
                                 Title:

                                 WILMINGTON TRUST COMPANY
                                 as Debt Trustee


                                 By:________________________________________
                                 Name:
                                 Title:

STATE OF   )
COUNTY OF  )    ss.:



     On the ____ day of __________, 1997 before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________; that he is
________________________________ of General Motors Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



------------------------
     NOTARY PUBLIC

[seal] Commission expires:




STATE OF   )
COUNTY OF  )    ss.:



     On the _____ day of ________________, 1997, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; that he is ___________________ of Wilmington Trust Company, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



-----------------------
     NOTARY PUBLIC

[seal] Commission expires:

                                   EXHIBIT A

                          (FORM OF FACE OF DEBENTURE)


     IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Series __ Debenture is a Global Series __ Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Series __ Debenture is exchangeable for Series __ Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Series __ Debenture (other than a transfer of this Series __ Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Series __ Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Series
__ Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                       No. ______________________________

                           GENERAL MOTORS CORPORATION

       ____% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE, SERIES __
                                    DUE 2012

     GENERAL MOTORS CORPORATION, a Delaware corporation (the "Corporation", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Institutional Trustee of General Motors Capital Trust __ under that certain Amended and Restated Declaration of Trust dated as of __________ __, 1997, or registered assigns, the principal sum of ____________________ Dollars ($___________) on __________ __, 2012 (such date, as it may be shortened as provided below, the "Series __ Stated Maturity"), and to pay interest on said principal sum from _________________, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Series __ Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Series __ Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the 15th day of the month immediately preceding the month during which the applicable Interest Payment Date occurs. Payments of interest may be deferred by the Corporation pursuant to the provisions of Article 4 of the _____ Supplemental Indenture. The Series __ Debentures will also accrue interest at the rate of ____% per annum of the principal amount thereof from April 1, 1997 through __________ __, 1997, payable on August 1, 1997 to holders of the Series

__ Debentures on the record date for such distribution. No deferral of interest will be permitted with respect to interest accruing from April 1, 1997 through __________ __, 1997. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Series
__ Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debt Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series __ Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Series __ Debenture shall be payable at the office or agency of the Debt Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Series __ Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Series __ Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Corporation has the right at any time to shorten the maturity of the Series __ Debentures to a date not earlier than [EARLIEST REDEMPTION DATE OF THE APPLICABLE SERIES OF PREFERENCE STOCK].

     The indebtedness evidenced by this Series __ Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations, and this Series __ Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Series __ Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debt Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debt Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness and Other Financial Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Series __ Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Debt Trustee.

     The provisions of this Series __ Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.


Dated:  __________ __, ____
                               GENERAL MOTORS CORPORATION


Attest:                        By:____________________________________
                               Name:
                               Title:





                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                               Wilmington Trust Company, as Debt Trustee


                               By _______________________________________
                               Authorized Officer

     (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Debentures of the Corporation (herein sometimes referred to as the "Series __ Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of __________ __, 1997, duly executed and delivered between the Corporation and Wilmington Trust Company as Trustee (the "Debt Trustee"), as supplemented by the _____ Supplemental Indenture dated as of __________ __, 1997, between the Corporation and the Debt Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debt Trustee, the Corporation and the Holders of the Series __ Debentures. By the terms of the Indenture, the securities provided for thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said _____ Supplemental Indenture.

     If, prior to [EARLIEST REDEMPTION DATE OF THE APPLICABLE SERIES OF PREFERENCE STOCK], a Tax Event has occurred and is continuing, the Corporation shall have the right, upon not less than 30 days and no more than 60 days notice to the Holders, at its option, to redeem the Series __ Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at a prepayment price (the "Series __ Tax Event Prepayment Price") equal to (i) ___% of the principal amount of the Series __ Debentures if prepaid during the period commencing on __________ __, 1997 through and including __________, ____, and (ii) the percentage of the principal amount of the Series __ Debentures specified below, if prepaid during the 12-month period beginning ________ of the years indicated below, plus, in each case, any accrued and unpaid interest thereon to the date of prepayment:

        Year                                                      Percentage
        ----                                                      ----------
        ____ .......................................................  ___%
        ____ .......................................................  ___
        ____ and thereafter ........................................  100


     Subject to the provisions of Article 14 of the Indenture, except as otherwise may be specified in the _____ Supplemental Indenture, the Corporation shall have the right, upon not less than 30 days and no more than 60 days notice to the Holder, to redeem the Series __ Debentures, in whole or in part, from time to time, on or after [EARLIEST REDEMPTION DATE OF THE APPLICABLE SERIES OF PREFERENCE STOCK] (a "Series __ Optional Redemption"), for cash at a prepayment price (the "Series __ Optional Prepayment Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to the date of prepayment. Notwithstanding anything to the contrary contained herein, the Corporation may not redeem fewer than all of the Series __ Debentures unless all accrued and unpaid interest on all of the Series __ Debentures has been paid for all quarterly periods terminating on or prior to the redemption date.

     The Series __ Redemption Price shall be paid prior to 12:00 noon, Eastern time, on the date of such redemption or at such earlier time as the Corporation determines; provided that the Corporation shall deposit with the Debt Trustee an amount sufficient to pay the Series __ Redemption Price by 10:00 a.m., Eastern time, on the date such Series __ Redemption Price is to be paid. If the Series
__ Debentures are only partially redeemed by the Corporation pursuant to a Series __ Optional Redemption, the Series __ Debentures will be redeemed pro rata or by lot or by any other method utilized by the Debt Trustee; provided that if, at the time of redemption, the Series __ Debentures are registered as a Global Series __ Debenture, the Depository Institution shall determine the principal amount of such Series __ Debentures held by each Holder to be redeemed in accordance with its procedures.

     In the event of redemption of this Series __ Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, with respect to the Series __ Debentures shall have occurred and be continuing, the principal of all of the Series __ Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation and the Debt Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Series __ Debentures; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Series __ Debenture then outstanding and affected thereby, (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereon or any interest or premium thereon payable in any coin or currency other than that provided in this Series
__ Debenture, or impair or affect the right of any Holder of a Series __ Debenture to institute suit for payment thereof or the right of repayment, if any, at the option of the Holder, without the consent of the Holder of each Series __ Debenture so affected, or (ii) reduce the aforesaid percentage of Series __ Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Series __ Debenture then outstanding and affected thereby; provided, further, that if the Series __ Debentures are held by a General Motors Capital Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of the Series __ Debentures shall have consented to such supplemental indenture; provided further, that if the consent of the holder of each outstanding Series __ Debenture is required, such supplemental indenture shall not be effective until each holder of the Series __ Debentures have consented to such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Series __ Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Series __ Debenture and of any Series __ Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Series __ Debenture.

     No reference herein to the Indenture and no provision of this Series __ Debenture or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Series __ Debenture at the time and place and at the rate and in the money herein prescribed.

     The Corporation shall have the right at any time during the term of the Series __ Debentures and from time to time to extend the interest payment period of such Series __ Debentures for up to 20 consecutive quarters (a "Series __ Extended Interest Payment Period"), at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series __ Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Series __ Extended Interest Payment Period may last beyond the Series __ Stated Maturity. Before the termination of any such Series __ Extended Interest Payment Period, the Corporation may further extend such Series __ Extended Interest Payment Period, provided that such Series __ Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or last beyond the Series __ Stated Maturity date. At the termination of any such Series __ Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Series __ Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Series __ Debenture is transferable by the registered Holder hereof on the Security Register (as defined in the Indenture), upon surrender of this Series __ Debenture for registration of transfer at the office or agency of the Debt Trustee in Wilmington, Delaware or New York, New York, as applicable, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debt Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series __ Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Series __ Debenture, the Corporation, the Debt Trustee, any paying agent and the Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Series __ Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Corporation nor the Debt Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Series __ Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Series __ Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.